Exhibit 23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We have issued our report dated March 26, 2012, accompanying the consolidated financial statements, included in the Annual Report on Form 10-K for the year ended December 31, 2011 of Telanetix, Inc. and subsidiaries, which is incorporated by reference in this Registration Statement.  We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Seattle, Washington
January 15, 2013